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                                                              Exhibit 21.01

                          SUBSIDIARIES OF THE REGISTRANT

The Registrant's subsidiaries and the state or country in which each is incorporated or organized, are as follows:

Accent S.r.l. .............................................Italy
Cadence China Ltd. ........................................Hong Kong
Cadence Design Systems (Canada) Ltd .......................Canada
Cadence Design Systems (India) Private Ltd. ...............India
Cadence Design Systems (Ireland), Ltd. ....................Ireland
Cadence Design Systems (Israel) Ltd .......................Israel
Cadence Design Systems (Japan) B.V. .......................Netherlands
Cadence Design Systems (S) Pte Ltd. .......................Singapore
Cadence Design Systems I B.V. .............................Netherlands
Cadence Design Systems III B.V. ...........................Netherlands
Cadence Design Systems AB .................................Sweden
Cadence Design Systems AG .................................Switzerland
Cadence Design Systems Asia Ltd. ..........................Hong Kong
Cadence Design Systems B.V. ...............................Netherlands
Cadence Design Systems GmbH ...............................Germany
Cadence Design Systems, Ltd ...............................United Kingdom
Cadence Design Systems S.A.S. .............................France
Cadence Design Systems S.r.l. .............................Italy
Cadence International Sales Corporation ...................U.S. Virgin Islands
Cadence Korea Ltd. ........................................Korea
Cadence Taiwan, Inc........................................Taiwan
Castlewilder ..............................................Ireland
Cooper & Chyan Technology FSC, Inc. .......................Barbados
Cooper & Chyan Technology GmbH ............................Germany
Cooper & Chyan Technology, Inc. ...........................U.S.
Cooper & Chyan Technology KK ..............................Japan
Cooper & Chyan Technology, Ltd. ...........................United Kingdom
Cooper & Chyan Technology S.A.R.L. ........................France
European CAD Developments Ltd. ............................Germany
High Level Design Systems, Ltd. ...........................United Kingdom
Integrated Measurement Systems, Inc. ......................U.S.
Redwood Design Automation, Ltd. ...........................United Kingdom
River Oaks Place Association ..............................U.S.
Seeley Properties, Inc. ...................................U.S.
Simon Software, Inc. ......................................U.S.
Synthesia AB ..............................................Sweden
Telos Venture Partners ....................................U.S.
Unicad, Inc. ..............................................U.S.
UVW Ltd ...................................................United Kingdom
Valid Europe BVBA .........................................Belgium
3005353 Nova Scotia ......................................Nova Scotia